UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2025
___________________________________________

BLOOM ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

001-38598
(Commission File Number)
___________________________________________

Delaware			77-0565408
(State or other jurisdiction of incorporation)			(I.R.S. Employer Identification No.)

4353 North First Street,	San Jose,	California	95134
(Address of principal executive offices)			(Zip Code)

(408)			543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 7, 2025, Bloom Energy Corporation (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with certain holders of the Company’s existing 2.50% Green Convertible Senior Notes due 2025 (the “2025 Notes”), to exchange (the “Exchange”) approximately $112.8 million in aggregate principal amount of the 2025 Notes for approximately $115.7 million in aggregate principal amount of the Company’s 3.00% Green Convertible Senior Notes due 2029 (the “2029 Notes”). The 2029 Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of May 29, 2024, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The 2029 Notes are the Company’s senior, unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior, unsecured indebtedness (including the 2025 Notes and its 3.00% Green Convertible Senior Notes due 2028); (ii) senior in right of payment to the Company’s future indebtedness that is expressly subordinated to the 2029 Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.
The 2029 Notes accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on June 1 and December 1 of each year. The 2029 Notes will mature on June 1, 2029, unless earlier repurchased, redeemed or converted. Before the close of business on the business day immediately before March 1, 2029, noteholders will have the right to convert their 2029 Notes only upon the occurrence of certain events. From and after March 1, 2029, noteholders may convert their 2029 Notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. The Company will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock, $0.0001 par value per share (the “Class A common stock”), or a combination of cash and shares of its Class A common stock, at the Company’s election. The initial conversion rate is 47.9795 shares of Class A common stock per $1,000 principal amount of 2029 Notes, which represents an initial conversion price of approximately $20.84 per share of Class A common stock. The conversion rate and conversion price will be subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.
The 2029 Notes will be redeemable, in whole or in part (subject to the partial redemption limitation described below), at the Company’s option at any time, and from time to time, on or after June 7, 2027 and on or before the 21st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the notes are “Freely Tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, has been paid in full, as of the date the Company sends the related redemption notice; and (ii) the last reported sale price per share of the Company’s Class A common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (2) the trading day immediately before the date the Company sends such redemption notice. However, the Company may not redeem less than all of the outstanding 2029 Notes unless at least $100.0 million aggregate principal amount of 2029 Notes are outstanding and not called for redemption as of the time the Company sends the related redemption notice. In addition, calling any 2029 Note for redemption will constitute a Make-Whole Fundamental Change with respect to that 2029 Note, in which case the conversion rate applicable to the conversion of that 2029 Note will be increased in certain circumstances if it is converted during the related redemption conversion period.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, subject to a limited exception for certain cash mergers, noteholders may require the Company to repurchase their 2029 Notes at a cash repurchase price equal to the principal amount of the 2029 Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. The definition of Fundamental Change includes certain change-of-control events relating to the Company, certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s Class A common stock.
The 2029 Notes have customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the 2029 Notes (which, in the case of a default in the payment of interest on the 2029 Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other obligations or agreements under the Indenture or the 2029 Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $50,000,000; and (vi) certain events of bankruptcy, insolvency and reorganization involving the Company or any of the Company’s significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization events with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and all accrued and unpaid interest on, all of the 2029 Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% of the aggregate principal amount of 2029 Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the 2029 Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive special interest on the 2029 Notes for up to 180 days at a specified rate per annum not exceeding 0.50% on the principal amount of the 2029 Notes.
The above description of the Indenture and the 2029 Notes is a summary and is not complete. Copies of the Indenture and the form of the certificate representing the 2029 Notes, the terms of which are incorporated by reference, are attached as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K, filed on May 29, 2024, and the above summary is qualified in its entirety by reference to the terms of the Indenture and the 2029 Notes set forth in such exhibits.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The 2029 Notes were issued in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of the Company’s Class A common stock that may be issued upon conversion of the 2029 Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 7,356,950 shares of the Company’s Class A common stock may be issued upon conversion of the 2029 Notes, based on the initial maximum conversion rate of 63.5727 shares per $1,000 principal amount of the 2029 Notes, which is subject to customary anti-dilution adjustment provisions.
Item 8.01 Other Events.
On May 8, 2025, the Company issued a press release announcing that on May 7, 2025, it entered into the Exchange, as described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.
Following the closing of the Exchange, approximately $2.2 million aggregate principal amount of the 2025 Notes are outstanding, and approximately $518.2 million aggregate principal amount of the 2029 Notes are outstanding, which includes the 2029 Notes issued by the Company in May 2024.
Neither this Current Report on Form 8-K nor the press release constitutes an offer to sell, or the solicitation of an offer to buy, the 2029 Notes, the 2025 Notes, or shares of the Company’s Class A common stock, if any, issuable upon conversion of the 2029 Notes.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of Bloom Energy Corporation, dated May 8, 2025.
104	Cover page interactive data file (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	May 13, 2025	By:	/s/ Shawn Soderberg
Shawn Soderberg
Chief Legal Officer and Corporate Secretary